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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The PMI Group, Inc. on Form S-8 of: (i) our report dated January 20, 1998 incorporated by reference in the Annual Report on Form 10-K of The PMI Group, Inc. for the year ended December 31, 1997 and (ii) and our report dated January 20, 1998 relating to the financial statement schedules appearing in such Form 10-K.


/s/ Deloitte & Touche LLP

San Francisco, California
November 4, 1998


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